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                                                                   EXHIBIT 10(c)


                    EXECUTIVE RETIREMENT SUPPLEMENT AGREEMENT

         THIS EXECUTIVE RETIREMENT SUPPLEMENT AGREEMENT is made and entered into as of the date set for below, by and between Energen Corporation, an Alabama corporation (the "Company"), and the Executive identified below (the "Executive").

         Date:
                    -------------------, ---------

         Executive:
                    ------------------------------------------


                                 R E C I T A L S

         The Executive has been employed by the Company and/or one or more of its subsidiaries for a number of years, and as an employee has provided capable executive leadership and management so as to enable the Company to operate efficiently and effectively. The Company and the Executive desire to enter into this Agreement to provide for payment to the Executive and the Executive's eligible spouse certain deferred compensation in the form of a retirement supplement under certain circumstances.

         NOW, THEREFORE, in consideration of the mutual promises of the parties and the parties agree as follows:

                             ARTICLE 1--DEFINITIONS


         1.1 Agreement: This document, including any attached schedules, and any amendments to the same.

         1.2 Birthday: An anniversary of the Executive's birth regardless of whether the Executive survives to such anniversary.

         1.3 Cause: Termination of employment by the Employer for "Cause" shall mean termination based on any of the following:

                  (a) The willful and continued failure by the Executive to substantially perform such Executive's duties with the Employer (other than any such failure resulting from such Executive's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Executive specifically identifying the manner in which such Executive has not substantially performed such Executive's duties;

                  (b) The engaging by the Executive in willful misconduct which is demonstrably injurious to the Employer monetarily or otherwise; or

                  (c)      The conviction of the Executive of a felony.

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         1.4      Code: The Internal Revenue Code of 1986, as the same may from time to time be amended.

         1.5 Committee: The Officers Review Committee of the Board of Directors of the Company or any person or persons appointed by the Board of Directors to administer the Agreement.

         1.6 Compensation: The sum of A plus B. For purposes of this definition, A shall equal the average aggregate monthly basic pay from all Employers for the 36 consecutive calendar months during which the Executive had the highest average monthly basic pay out of the 60 calendar months immediately preceding the Severance Date. For purposes of this definition, B shall equal C divided by 12, where C equals the average of the Executive's three highest annual cash incentive awards under the Energen Annual Incentive Compensation Plan (or successor annual cash incentive plan) for the ten Company fiscal years immediately preceding the earlier of (i) the fiscal year during which the Severance Date occurs or (ii) the fiscal year during which the Executive's 61st birthday occurs. Compensation shall be calculated without reduction for any amounts deferred by the Executive pursuant to the Energen Corporation 1997 Deferred Compensation Plan and without increase for any amounts distributed to the Executive under said Deferred Compensation Plan.

         1.7 Disability: Total and permanent disability which entitles the Executive to a disability benefit under the disability program sponsored and/or maintained by the Company or the Executive's Employer.

         1.8 Eligibility Date: The earliest date on which the Executive could be entitled to receive the Executive's "primary insurance amount" or any portion thereof under the federal Social Security Act as amended and in effect on the Severance Date assuming that the Executive survives to such date.

         1.9 Employer: The Company and any and all subsidiaries of the Company and their respective successors and assigns.

         1.10 Lump Sum Election: An election made by the Executive pursuant to Section 2.5 to receive a lump sum payment in lieu of the Supplemental Retirement Benefit.

         1.11 Normal Retirement Date: The first day of the month on or next following the Executive's 60th Birthday; provided, however, if the Executive's employment with an Employer continues beyond such date, the first day of the month on or next following the date on which the Executive actually Retires shall be Normal Retirement Date.

         1.12 Present Value: The present value of a benefit or benefits determined using (i) the mortality assumptions which would be utilized to determine actuarial equivalent benefits under the Retirement Plan for a participant retiring on the Severance Date and (ii) either the RIP Discount Rate or the Section 280G Discount Rate, as specified below. The "RIP Discount Rate" is the discount rate, which would be utilized to determine actuarial equivalent benefits under the Retirement Plan for a participant retiring on the Severance Date. The "RIP Discount Rate" shall be used to determine Present Value under this Plan unless its use will result in a parachute payment for purposes of
Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). The "Section 280G Discount Rate" is the discount rate used to determine the present value of payments under Section


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280G of the Code (or a successor provision of the Code), which rate is in effect at the date payment is to be made. The 280G Rate shall be used to determine Present Value under this Plan in all instances in which the RIP Discount Rate is not applicable. The foregoing notwithstanding, if there is no Section 280G Discount Rate, then the RIP Discount Rate shall be used. In determining whether use of the RIP Discount Rate will result in a parachute payment, the Committee may rely on the advice of its tax and/or legal advisors and, upon the request of the Executive, will at the Company's expense obtain an opinion as to such issue from a nationally recognized firm of certified public accountants to be selected by the Committee in its reasonable discretion (if it otherwise qualifies, the Committee may select a firm that is then or has previously been engaged as the Company's independent auditor).

         1.13 Retire or Retirement: Termination of employment (for whatever reason including death) from all Employers after attaining age 60.

         1.14 Retirement Plan: The "Energen Corporation Retirement Income Plan," as the same may be amended and in effect from time to time hereafter.

         1.15 Retirement Plan Benefit: The monthly amount of retirement benefit payable to the Executive from the Retirement Plan in the normal form, with no election of an optional form of payment, calculated under the terms of the Retirement Plan as in effect on the Severance Date and with the following assumptions: (i) the Executive will accrue no Years of Service or partial Years of Service under the Retirement Plan after the Severance Date; (ii) the first payment to the Executive under the Retirement Plan will be made on the first day of the month on or next following the later of the Executive's 60th Birthday or the Severance Date; and (iii) the Executive will live to the payment date described in the preceding clause (ii).

         1.16 Service: The number of the Executive's completed months of continuous employment with the Employer ending on the Executive's Severance Date.

         1.17 Service Factor: If the Executive has 180 or more months of Service then the Service Factor shall equal one (l). At any time prior to the time when the Executive has both earned a vested benefit under the Retirement Plan and been continuously employed by an Employer for five years, the Service Factor shall be 0. Except as otherwise provided in the foregoing sentences, the Service Factor shall be a fraction, the numerator of which shall be the number of the Executive's months of Service and the denominator of which shall be 180.

         1.18 Severance Date: The earlier of (i) the first date on which (for whatever reason) the Executive is no longer employed by an Employer, or
(ii) the date of termination of this Agreement pursuant to Article 3.

         1.19 Social Security Benefit: The amount of the monthly benefit, as estimated by the Committee in a consistent and uniform manner, which, under the provisions of the federal Social Security Act as amended and in effect on the Severance Date, such Executive is, or will be, entitled to receive as the Executive's "primary insurance amount" or any portion thereof at the later of the Eligibility Date or the Normal Retirement Date assuming (i) that the Executive has or will make appropriate and timely application for such benefit,
(ii) that no event has occurred or will occur by reason of which the amount of such benefit has been or will be delayed, suspended or forfeited in


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whole or in part, (iii) that if the Severance Date occurs prior to the
Executive's 60th Birthday, the Executive will continue to receive, until the Executive's 60th Birthday, earnings at the Compensation rate taxable as wages by the Social Security Act, and (iv) that, after the later to occur of the Executive's 60th birthday or Normal Retirement Date, the Executive will have no further earnings taxable as wages by the Social Security Act.

         1.20 Spouse: The spouse to whom the Executive was married at the date of the Executive's death and throughout the twelve-month period preceding the Executive's Severance Date.

         1.21     Supplemental Retirement Benefit: The benefit described in
Section 2.2.

         1.22 Supplemental Spouse's Retirement Benefit: The benefit described in Section 2.3.

         1.23 The masculine gender shall be deemed to include the feminine; the feminine to include the masculine; the singular to include the plural; and the plural to include the singular in each case where appropriate.

                             ARTICLE 2 -- BENEFITS

         2.1 Eligibility. The Executive and Spouse, as applicable, shall be entitled to the benefits described in Sections 2.2 and 2.3; provided, that no benefits shall be paid under this Agreement if (i) the Executive's employment by an Employer is terminated for Cause, or (ii) the Severance Date occurs for any reason before the Executive has both earned a vested benefit under the Retirement Plan and been continuously employed by an Employer for five years.

         2.2 Supplemental Retirement Benefit. Subject to the other provisions of this Agreement, commencing on the Executive's Normal Retirement Date the Executive shall be entitled to receive a Supplemental Retirement Benefit, which shall be payable monthly during the Executive's life with the last payment being the payment made or due for the month in which the Executive dies. No benefit shall be payable under this Section 2.2 if the Executive dies on or before the Normal Retirement Date.

         The Supplemental Retirement Benefit shall be an amount equal to "X" minus "Y" where "X" equals the product of "A" multiplied by the Service Factor and "Y" equals the "Offset". With respect to Supplemental Retirement Benefit payments made for periods commencing prior to the Eligibility Date, "A" shall equal the amount by which 60% of Compensation exceeds the Retirement Plan Benefit. With respect to Supplemental Retirement Benefit payments made for periods commencing on or after the Eligibility Date, "A" shall equal the amount by which 60% of Compensation exceeds the sum of the Retirement Plan Benefit plus the Social Security Benefit. The "Offset" shall equal zero ($0) unless Executive has entered into a written split dollar life insurance or other agreement which expressly references this agreement and specifies an "Offset" to the Supplemental Retirement Benefit, in which event the "Offset" shall be as specified in such other agreement.

         If the Executive terminates employment due to Disability, (i) the period that the Executive receives disability benefits from a disability program sponsored or maintained by an


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Employer shall be treated as Service, and (ii) the Supplemental Retirement
Benefit shall not commence, and the Executive shall not be deemed to have had a Severance Date, while the Executive is receiving disability benefits payable from a disability program sponsored or maintained by an Employer. For purposes of this Section 2.2, reclassification under the Retirement Plan from Disability Retirement to Retirement shall constitute cessation of disability benefits.

         2.3      Supplemental Spouse's Retirement Benefit.

                  (a) Subject to the other provisions of this Agreement, following the Executive's death the surviving Spouse shall be entitled to a Supplemental Spouse's Retirement Benefit, which shall be payable monthly commencing on the later of (i) the first day of the month following the month of the Executive's death or (ii) the first day of the month of the Executive's 55th Birthday, and continuing until the Spouse's death. The Supplemental Spouse's Retirement Benefit shall be an amount equal to 50% of the monthly Supplemental Retirement Benefit which the Executive would have been entitled to receive had death not occurred (based on Service through the Severance Date and adjusting on the Eligibility Date); provided that if the Executive's death occurs after the Severance Date, for each of the first three months following the Executive's death the Supplemental Spouse's Retirement Benefit shall be 100% of such amount.

                  (b) If the Executive shall die while a Lump Sum Election is in effect and while the Executive is still employed by the Employer, the surviving Spouse shall receive in lieu of the benefit described in Section 2.3(a) above, a lump sum payment equal to one-half of the Present Value of the Supplemental Retirement Benefit which the Executive would have been entitled to receive based on Service through the Severance Date if the Executive had survived to the Normal Retirement Date. Such benefit shall be paid as promptly as practicable after the Executive's death and, in all events, within forty-five
(45) days after the Executive's death. For purposes of this Section 2.3(b), the determination of whether a Spouse has survived the Executive shall be made in accordance with the provisions of Section 43-8-43 of the Code of Alabama of 1975, as the same may from time to time be amended (as of the date of this Agreement, Section 43-8-43 generally treats a person as having predeceased a decedent unless the person survives the decedent by five days).

                  (c) If the Executive shall die after the Severance Date, while a Lump Sum Election is in effect, and prior to receipt of the lump sum payment, the lump sum benefit shall be payable to the Executive's estate and no Supplemental Spouse's Retirement Benefit shall be payable to the surviving Spouse, if any.

                  (d) If the Executive dies after payment of a lump sum pursuant to Section 2.5, no Supplemental Spouse's Retirement Benefit shall be payable to the Executive's surviving Spouse, if any.

                  (e) No benefit shall be payable following the Executive's death except as provided in this Section 2.3.


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         2.4      Spouse's Age. If a Spouse who is entitled to a benefit under this Article 2 is more than ten (10) years younger than the Executive, any benefit payable to the Spouse under Section 2.3(a) (but not 2.3(b)) shall be reduced by 1/20 for each full year of age difference more than ten (10).

         2.5      Payment Elections.

                  (a) By checking the appropriate box on the signature page of this Agreement, the Executive may elect to receive, in lieu of the Supplemental Retirement Benefit to which the Executive will otherwise become entitled under Section 2.2 hereof, a lump sum payment that is the Present Value, as of the date payment is made, of such Supplemental Retirement Benefit. Such payment shall be made as promptly as practicable after the Executive's Severance Date and, in all events, within forty-five (45) days after such Severance Date.

                  (b) By executing and filing with the Company a form substantially identical to Exhibit I hereof, or such other form as the Company may prescribe or approve, the Executive may revoke an election made pursuant to paragraph (a) above or may make any election which could be made pursuant to such paragraph, but any such election or revocation of an election shall not become effective if the Executive's Severance Date occurs within one year from the date such revocation or election is made.


         2.6 Leave of Absence. In the event the Executive is granted a leave of absence, the Executive's employment shall be deemed to continue and shall be treated as Service, during the period of such leave of absence unless specifically determined to the contrary by the Committee.


               ARTICLE 3 -- AMENDMENT OR TERMINATION OF AGREEMENT

         3.1 Subject to Section 3.2 below, the Company reserves the right to terminate this Agreement at any time by action of its Board of Directors or the Committee, and the continuance of this Agreement is not guaranteed to the Executive.

         3.2 No termination of this Agreement shall operate to reduce, cancel or void the Company's obligation to pay benefits provided for under this Agreement and accrued prior to the Severance Date.

         3.3 This Agreement may be amended by written instrument executed by the Executive and by an officer of the Company thereunto duly authorized by the Board of Directors of the Company.


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                           ARTICLE 4 -- MISCELLANEOUS

         4.1 This Agreement shall under no circumstances be deemed to have any effect upon the terms or conditions of employment of the Executive. The establishment and maintenance of this Agreement shall not be construed as creating or modifying any contract between an Employer and the Executive nor is it in lieu of any other benefits. This Agreement shall under no circumstances be deemed to constitute a contract of insurance.

         4.2 This Agreement shall not give the Executive the right to be retained in the employ of an Employer or any right or interest hereunder other than as specifically provided herein.

         4.3 Benefits under this Agreement shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge or encumbrance by the Executive or the Spouse and any attempt to so transfer or encumber the benefits shall be null and void. Benefits under this Agreement shall not be subject to or liable for the debts, contracts, liabilities, engagements or torts of the Executive or of the Spouse nor may the same be subject to attachment or seizure by any creditor of the Executive or the Executive's spouse under any circumstances.

         4.4 In the event of the Executive's Retirement, Disability or death, the Executive or the Executive's Spouse, as the case may be, should notify the Committee promptly, and the Committee will then provide a Claimant's statement form for completion which should be returned to the Committee together with evidence of Disability or with an official death certificate, if applicable. In the event that any claim hereunder is denied, the Committee will provide adequate notice in writing to the Executive or Spouse, setting forth the specific reasons for such denial and, in addition, the Committee will afford a reasonable opportunity for a full and fair review of those reasons.

         4.5 This agreement constitutes a complete amendment and restatement and fully supersedes that certain Executive Retirement Supplement Agreement between the parties dated __________, 19__.


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         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has hereunto set his/her hand and seal all as of the day and year first above written.

                            ENERGEN CORPORATION


                            By:
                                 -----------------------------------------------

                            Its: Chairman, President and Chief Executive Officer
                                 -----------------------------------------------




                            EXECUTIVE


                            ----------------------------------------------------




                                    ELECTION

         [ ]      I hereby elect to have my benefit paid as provided in Section
                  2.2 of this Agreement.

         [ ] Pursuant to Section 2.5 of this Agreement, I hereby elect to have my benefit paid in a lump sum.


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                                    EXHIBIT I

                                    ELECTION
                                   PURSUANT TO
                    EXECUTIVE RETIREMENT SUPPLEMENT AGREEMENT


         I hereby revoke any and all elections heretofore made by me pursuant to the terms of that certain Executive Retirement Supplement Agreement entered into by and between Energen Corporation and myself dated as of , ______________ , and elect to have my benefit

         [ ]      paid as provided in Section 2.2 of such Agreement.

         [ ]      paid in a lump sum pursuant to Section 2.5 of such Agreement.

         I understand that the foregoing election (and revocation, if applicable), will not become effective if my Severance Date occurs within one-year from the date of acceptance indicated below.

                                           -------------------------------------
                                           EXECUTIVE


                                           Accepted by:
                                           ENERGEN CORPORATION


                                           -------------------------------------
                                           By:
                                              ----------------------------------
                                           Its:
                                               ---------------------------------
                                           Date:
                                                --------------------------------



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